Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles V. Magro, David J. Anderson, and Cornel B. Fuerer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Signature	Title	Date

/s/ Gregory R. Page	Non-Executive Board Chair and Director	May 5, 2022
Gregory R. Page

/s/ Lamberto Andreotti	Director	May 5, 2022
Lamberto Andreotti

/s/ David C. Everitt David C. Everitt	Director	May 5, 2022

/s/ Klaus Engel	Director	May 5, 2022
Klaus Engel

/s/ Michael O. Johanns	Director	May 5, 2022
Michael O. Johanns

/s/ Janet P. Giesselman Janet P. Giesselman	Director	May 5, 2022

/s/ Karen H. Grimes	Director	May 5, 2022
Karen H. Grimes

/s/ Rebecca B. Liebert	Director	May 5, 2022
Rebecca B. Liebert

/s/ Marco M. Lutz Marco M. Lutz	Director	May 5, 2022

/s/ Nayaki Nayyar	Director	May 5, 2022
Nayaki Nayyar

/s/ Kerry J. Preete Kerry J. Preete	Director	May 5, 2022

/s/ Patrick J. Ward	Director	May 5, 2022
Patrick J. Ward